SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 1998
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                       BROOKDALE LIVING COMMUNITIES, INC.

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             (Exact name of registrant as specified in its charter)


          Delaware                      0-22253                 36-4103821
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(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                            Identification Number)

77 West Wacker Drive, Suite 4400, Chicago, Illinois                60601
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    (Address of principal executive offices)                     (Zip Code)


 Registrant's telephone number, including area code: (312) 977-3700.


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

     On June 30, 1998, pursuant to the terms and provisions of that certain Purchase and Sale Agreement (the "Purchase Agreement"), dated as of June 30, 1998, Brookdale Living Communities of North Carolina, Inc. ("BLC-North Carolina"), a wholly-owned subsidiary of Brookdale Living Communities, Inc. ("BLCI"), sold to AH North Carolina Owner Limited Partnership, an unaffiliated third party ("Purchaser"), certain land located in Raleigh, North Carolina (the "Land") on which BLC-North Carolina is constructing a senior independent and assisted living facility (the "Facility"). The purchase price for the Land was $2,902,776.97, of which $1,000,000 was paid in cash and $1,902,776.97 was paid by the delivery of a promissory note (the "Note") issued by Purchaser payable to the order of BLC-North Carolina. Interest accrues on the Note at the rate of 9.0% per annum, and all amounts due under the Note are payable on September 30, 1998, subject to acceleration under certain circumstances. In connection with the sale of the Land, BLC-North Carolina and Purchaser entered into a Development Agreement (the "Development Agreement") pursuant to which BLC-North Carolina agreed to continue the development of the Facility, and Purchaser agreed to pay all costs incurred in connection with such development, including BLC-North Carolina's overhead and administrative costs and capitalized interest. Purchaser also agreed to pay BLC-North Carolina a development fee in an amount equal to the aggregate amount of overhead and administrative costs and capitalized interest expense incurred by BLC-North Carolina in connection with the development of the Facility. BLC-North Carolina has agreed to fund all costs incurred in connection with the development of the Facility, and Purchaser has agreed to reimburse BLC-North Carolina for such costs, including BLC-North
Carolina's overhead and administrative costs, upon the termination of the Development Agreement, which expires by its terms on September 30, 1998. It is expected that, prior to the expiration of the Development Agreement, Purchaser will close on financing for the construction of the Facility, at which time the Development Agreement will be amended and restated. BLC-North Carolina has the right (the "Repurchase Right") to repurchase the Land and the Facility from Purchaser under certain circumstances, including the failure of Purchaser to close on financing for the construction of the Facility by September 30, 1998, for a price based on Purchaser's cost thereof. The repayment of the Note and the performance of Purchaser's obligations under the Development Agreement and Purchaser's obligations in connection with the Repurchase Right are guaranteed by the owners of Purchaser, which guaranty is secured by a collateral assignment of the owners' interests in Purchaser in favor of BLC-North Carolina. The obligations of BLC-North Carolina under the Purchase Agreement and the Development Agreement are guaranteed by BLCI.

     This current report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words "believes," "expects," "anticipates," "estimates" and similar words and expressions are generally intended to identify forward-looking statements. Statements that describe the Company's future strategic plans, goals, objectives or expectations are also forward-looking statements. Readers of this report are cautioned that any forward-looking statements, including those regarding the intent, belief, or current expectations of the Company or management, are not guarantees of future performance, results or events and involve risks and uncertainties, including the ability to complete development projects on time and on budget, and that actual results and events may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to (i) general economic conditions in the markets in which the Company operates, (ii) competitive pressures within the industry and/or the markets in which the Company operates, (iii) the effect of future legislation or regulatory changes on the Company's operations and (iv) other factors described from time to time in the Company's filings with the Securities and Exchange Commission. The forward-looking statements included in this report are made only as of the date hereof. The Company undertakes no obligation to update such forward-looking statements to reflect subsequent events or circumstances.




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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

(c)      Exhibits

Exhibit
Number   Description
-------  -----------

10.1 Purchase and Sale Agreement, dated as of June 30, 1998, by and between AH North Carolina Owner Limited Partnership and Brookdale Living Communities of North Carolina, Inc., and guaranteed by Brookdale Living Communities, Inc.

10.2 Note, dated June 30, 1998, issued by AH North Carolina Owner Limited Partnership in favor of Brookdale Living Communities of North Carolina, Inc. in the principal amount of $1,902,776.97

10.3 Development Agreement, dated as of June 30, 1998, by and between AH North Carolina Owner Limited Partnership and Brookdale Living Communities of North Carolina, Inc., and guaranteed by Brookdale Living Communities, Inc.

10.4 Guaranty Agreement, dated as of June 30, 1998, issued by AH North Carolina CPG, Inc. and AH North Carolina Subordinated, LLC in favor of Brookdale Living Communities of North Carolina, Inc.

10.5 Collateral Assignment of Partnership Interests, dated as of June 30, 1998, issued by AH North Carolina CPG, Inc. and AH North Carolina Subordinated, LLC for the benefit of Brookdale Living Communities of North Carolina, Inc.








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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BROOKDALE LIVING COMMUNITIES, INC.
                                   Registrant



Dated:  July 17, 1998              By:  /s/ Robert J. Rudnik
                                        --------------------
                                         Robert J. Rudnik
                                         Executive Vice President/
                                         General Counsel